1
s:\legal\february97\8ksec97.doc

                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                         CURRENT REPORT

                Pursuant to Section 13 or 15 (d)
             of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  February 25
                              1997

                     CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)

               1-9874                   94-2213782
(Commission File Number)     (I.R.S. Employer Identification No.)

          302 South 36th Street, Omaha, Nebraska 68131
            (Address of principal executive offices)

 Registrant's telephone number, including area code:  (402) 341-
                              4500

                         Not Applicable
 (Former name or former address, if changed since last report.)


Item 5.   Other Events.

     (a) Cautionary Statements. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), CalEnergy Company, Inc. (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company, whether oral or written. The Company wishes to ensure that any forward-looking statements are accompanied by meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, among others, that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

     The Company cautions that the following important factors, among others (including but not limited to factors mentioned from time to time in the Company's reports filed with the Securities and Exchange Commission), could affect the Company's actual results and could cause the Company's actual consolidated results to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. The factors included here are not exhaustive. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, forward-looking statements should not be relied upon as a prediction of actual future results.

     1. Acquisitions. The Company's recent growth has been achieved, in part, through strategic acquisitions in the energy industry which complement and diversify the Company's existing business. The Company intends to continue to pursue an aggressive acquisition strategy for the foreseeable future. The Company's ability to pursue acquisition opportunities successfully will depend on many factors, including, among others, the Company's ability to (i) identify suitable acquisition opportunities, (ii) consummate the acquisition, including obtaining any necessary financing, and (iii) successfully integrate acquired businesses. The integration of acquired businesses entails numerous risks, including, among others, the risk of diverting management's attention from the day-to-day operations of the Company, the risk that the acquired businesses will require substantial capital and financial investments and the risk that the investments will fail to perform in accordance with expectations. There can be no assurance that future acquisition opportunities, if any, can be consummated on favorable terms or that the Company's integration efforts will be successful.

     2. Development Uncertainty. The Company is actively seeking to develop, construct, own and operate new power projects utilizing geothermal and other technologies, both domestically and internationally, the completion of any of which is subject to substantial risk. The Company has in development or under construction projects representing an aggregate generating capacity in excess of the generating capacity of those currently in operation. Development can require the Company to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation of construction. Further, there can be no assurance that the Company, which is substantially leveraged, will obtain access to the substantial debt and equity capital required to continue to develop and construct electric power projects or to refinance projects. The future growth of the Company is dependent, in large part, upon the demand for significant amounts of additional electrical generating capacity and its ability to obtain contracts to supply portions of this capacity. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful.

     3. Uncertainties Related to Doing Business Outside the United States. The Company has various projects under construction outside the United States and a number of projects under award outside the United States. The financing and development of projects outside the United States entail significant political and financial risks (including, without limitation, uncertainties associated with privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, changes in law, political instability, civil unrest and expropriation) and other structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed, which the Company may not be capable of fully insuring against. The uncertainty of the legal environment in certain foreign countries in which the Company is developing and may develop or acquire projects could make it more difficult for the Company to enforce its rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the ability of the Company to hold a majority interest in some of the projects that it may develop or acquire. The Company's international projects may, in certain cases, be terminated by the applicable foreign governments. Furthermore, the central bank of any such country may have the authority in certain circumstances to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although the Company may structure certain power purchase agreements and other project revenue agreements to provide for payments to be made in, or indexed to, United States dollars or a currency freely convertible into United States dollars, there can be no assurance that the Company will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient dollars or other hard currency or that available dollars will be allocated to pay such obligations. In addition, the Company's investment in Northern Electric plc ("Northern") and any dividends or distributions of earnings in respect of such investment, may be significantly affected by fluctuations in the exchange rate between the United States dollar and the British pound. Although the Company expects to enter into certain transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that such transactions will be successful in reducing such risks.

     4. Leverage. The Company is substantially leveraged. The Company's substantial level of debt presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness or that its leveraged capital structure could limit its ability to finance future acquisitions, develop additional projects, compete effectively and operate successfully under adverse economic conditions.

     5. Holding Company Structure. The Company is a holding company which derives substantially all of its operating income from its subsidiaries and joint ventures. The Company expects that its future development efforts will be similarly structured to involve operating subsidiaries and joint ventures. The Company is dependent on the earnings and cash flows of, and dividends from, its subsidiaries and joint ventures to generate the funds necessary to meet its obligations. The availability of distributions from such entities is subject to the satisfaction of various covenants and conditions contained in the applicable subsidiaries' and joint ventures' financing documents and to certain utility regulatory restrictions. Furthermore, the Company is structuring Philippine and Indonesia project financing arrangements containing, and anticipates that future project level financing will contain, certain conditions and similar restrictions on the distribution of cash to the Company. Any right of the Company to receive any assets of any of its subsidiaries or other affiliates upon any liquidation or reorganization of the Company will be effectively subordinated to the claims of any such subsidiary's or other affiliates' creditors (including trade creditors and holders of debt issued by such subsidiary or other affiliate).


     6. Northern's Regulatory Environment. Northern's electricity distribution and supply are subject to extensive regulation in the United Kingdom.

          Pricing Regulation of Distribution. Revenue from Northern's distribution business is controlled by a "Distribution Price Control Formula." The Distribution Price Control Formula determines the maximum average price per unit of electricity that a regional electricity company in the United Kingdom may charge. The Distribution Price Control Formula is subject to review by the Director General of Electricity Supply (the "Regulator"). At each review the Regulator can propose adjustments to the Distribution Price Control Formula. There can be no assurance that any future price reviews by the Regulator will not have a material adverse effect on Northern's results of operations.

          Competition in Supply. Northern's supply business is also subject to price control and is being progressively opened to competition. Northern currently has an exclusive right, subject to price cap regulation, to supply customers in its authorized area with a maximum demand of not more than 100 kW ("Franchise Supply Customers"). The market for customers with a maximum demand above 1 MW has been open to competition for suppliers of electricity since privatization while the market for customers with a maximum demand above 100 kW ("Non-Franchise Supply Customers") became competitive in April 1994. The final stage of this process is expected to occur on March 31, 1998, when the exclusive right to supply Franchise Supply Customers is scheduled to end.
     There can be no assurance that competition among suppliers of electricity will not have a material adverse effect on the Company's results of operations.

          Pool Purchase Price Volatility. Northern's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. Northern obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the wholesale trading market for electricity in England and Wales (the "Pool"). Because the price of electricity purchased from the Pool can be volatile, to the extent that Northern purchases electricity from the Pool, Northern is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity, unless it can effectively hedge such exposure. Northern's ability to manage such risk at acceptable levels will depend, in part, on the specifics of the supply contracts that Northern enters into, Northern's ability to implement and manage an appropriate hedging strategy and the development of an adequate market for hedging instruments. There can be no assurance that this risk will be effectively mitigated.

          Change in Government Policy. The Conservative Party has held power in the United Kingdom since 1979 and currently has a one-seat majority over all parties. The next general election in the United Kingdom must be held no later than May 1997, and may be called at approximately three weeks' notice at any time before then. Certain senior members of the Labour Party, which is the main opposition party, have recently made statements regarding policies which a Labour government might introduce, including a windfall assessment proposed to be levied on privatized utilities and referring the whole electricity industry to the competition authorities. There can be no assurance that the policies of the United Kingdom government, by whichever party it is controlled, would not cause a material adverse effect on Northern's results of operations.


     7. Exploration, Development and Operation Uncertainties of Geothermal Resources. Geothermal exploration, development and operations are subject to uncertainties similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of geothermal reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired. In addition, geothermal power production poses unusual risks of seismic activity. Accordingly, there can be no assurance that earthquake, property damage or business interruption insurance will be adequate to cover all potential losses sustained in the event of serious seismic disturbances or that such insurance will be available on commercially reasonable terms. The success of a geothermal project depends on the quality of the geothermal resource and operational factors relating to the extraction of the geothermal fluids involved in such project. The quality of a geothermal resource is affected by a number of factors, including the size of the reservoir, the temperature and pressure of the geothermal fluids in such reservoir, the depth and capacity of the production and injection wells, and amount of dissolved solids and noncondensible gases contained in such geothermal fluids, and the permeability of the subsurface rock formations containing such geothermal resource, including the presence, extent and location of fractures in such rocks. The quality of a geothermal resource may decline as a result of a number of factors, including the intrusion of lower-temperature fluid into the producing zone. An incorrect estimate by the Company of the quality of geothermal resource, or a decline in such quality, could have a material adverse effect on the Company's results of operations. In addition, both the cost of operations and the operating performance of geothermal power plants may be adversely affected by a variety of resource operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may compel the replacement or repair of certain equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of operating levels, thereby requiring substantial capital expenditures.

     8. General Operating Uncertainties. The operation of a power plant involves many risks, including the breakdown or failure of power generation equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, and performance below expected levels of output or efficiency. Each facility may depend on a single or limited number of entities to purchase electricity or thermal energy, to supply water, to supply gas, to transport gas, to dispose of wastes or to wheel electricity. The failure of any such purchasing utility, steam host, water or gas supplier, gas transporter, wheeling utility or other relevant project participant to fulfill its contractual obligations could have a material adverse impact on the Company.

     9. Fuel Supply Operations. The primary fuel source for certain of the Company's projects is natural gas and a substantial portion of the operating expenses of such facilities consists of the costs of obtaining natural gas through gas supply agreements and transporting that gas to the projects under gas transportation agreements. Although the Company believes that it has contracted for natural gas supply and transportation in sufficient quantities to satisfy the needs of its projects, the gas suppliers are not required in all cases to provide dedicated reserves in support of their contractual obligations. If a supplier were not able to obtain substitute volumes of natural gas and the transportation services necessary to deliver them at a price acceptable to it, the failure of that supplier to deliver natural gas in accordance with its contract could have a material adverse effect on the cash flows to the Company. In addition, under certain gas supply contracts the Company is obligated to pay for a certain minimum quantity of natural gas even if it cannot utilize it, as could occur as a result of curtailment of electricity deliveries by a utility purchaser. The Company intends to manage its requirements for contract volumes under the gas supply agreements so as to meet the minimum take requirements through a combination of utilization of nominated volumes in operations and resales of the remainder of the volumes to third-party customers, if necessary. Finally, the state, federal and foreign regulatory authorities that have jurisdiction over natural gas transportation have the right to modify aspects of the rates, terms and conditions of those contracts. It is possible that such a modification could materially increase the fuel transportation costs of the projects or give the transporter a right to terminate or suspend or decrease its performance under its contract.

     10. Present Dependence on Large Customer; Contract Risks. The Company currently relies on long-term power purchase "Standard Offer No. 4" contracts (each, an "SO4 Agreement") with a large customer, Southern California Edison Company ("Edison"), to generate a substantial portion of its operating revenues. Any material failure by Edison to fulfill its contractual obligations under such contracts is likely to have a material adverse effect on the Company's results of operations. Each of the Company's SO4 Agreements provides for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years after achieving firm operation, energy payments under each SO4 Agreement are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published avoided cost of energy ("Avoided Cost of Energy"), as determined by the California Public Utility Commission ("CPUC"). Estimates of Edison's future Avoided Cost of Energy vary substantially in any given year. The Company cannot predict the likely level of Avoided Cost of Energy prices under its SO4 Agreements with Edison at the expiration of the fixed-price periods. Edison's Avoided Cost of Energy as determined by the CPUC is currently substantially below the current scheduled energy prices under the Company's respective SO4 Agreements and is currently expected to remain so. Thus, the revenues generated by each of the Company's facilities operating under SO4 Agreements are likely to decline significantly after the expiration of the applicable fixed price period.

     11. Competition and Domestic Deregulation; Industry Restructuring. The international power production market is characterized by numerous strong and capable competitors, many of which have more extensive and more diversified developmental or operating experience (including international experience) and greater financial resources than the Company. Many of these competitors also compete in the domestic market. Further, in recent years, the domestic power production industry has been characterized by strong and increasing competition with respect to the industry's efforts to obtain new power sales agreements, which has contributed to a reduction in prices offered to utilities. In that regard, many utilities often engage in "competitive bid" solicitations to satisfy new capacity demands. In the domestic market, competition is expected to increase as the electric utility industry becomes deregulated. In addition, recent deregulation and industry restructuring activity may cause certain utilities or other contract parties to attempt to renegotiate contracts or otherwise fail to perform their contractual obligations, which in turn could adversely affect the Company's results of operations.

     12. Impact of Environmental, Energy and Other Regulations. The Company is subject to a number of environmental and other laws and regulations affecting many aspects of its present and future operations, including the disposal of various forms of waste, the construction or permitting of new facilities and the drilling and operation of new and existing wells. Such laws and regulations generally require the Company to obtain and comply with a wide variety of licenses, permits and other approvals.
The Company also remains subject to a number of complex and stringent laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the Company which could have an adverse impact on its operations.
The implementation of regulatory changes imposing more comprehensive or stringent requirements on the Company, which would result in increased compliance costs, could have a material adverse effect on the Company's results of operations. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.

     The Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), are two of the laws (including the regulations thereunder) that affect the Company's operations. PURPA provides to qualifying facilities ("QFs") certain exemptions from federal and state laws and regulations, including organizational, rate and financial regulation. PUHCA regulates public utility holding companies and their subsidiaries. The Company is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA or are exempted as exempt wholesale generators ("EWGs"), and so long as its foreign utility operations are exempted as EWGs or foreign utility companies or are otherwise exempted under PUHCA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, by the loss of a steam customer or reduction of steam purchases below the amount required by PURPA. The Company's four cogeneration facilities have steam sales agreements with existing industrial hosts which agreements must be maintained in effect or replaced in order to maintain QF status. In the event the Company were unable to avoid the loss of such status for one of its facilities, such an event could result in termination of a given project's power sales agreement and a default under the project subsidiary's project financing agreements.



     (b) Casecnan. In November 1995, the Company closed the financing and commenced construction of the Casecnan Project, a combined irrigation and 150 net MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the island of Luzon in the Republic of the Philippines. The Casecnan Project will consist generally of diversion structures in the Casecnan and Denip Rivers that will divert water into a tunnel of approximately 23 kilometers. The tunnel will transfer the water from the Casecnan and Denip Rivers in the Pantabangan Reservoir for irrigation and hydroelectric use in the Central Luzon area. An underground powerhouse located at the end of the water tunnel and before the Pantabangan Reservoir will house a power plant consisting of approximately 150 MW of newly installed rated electrical capacity. A tailrace tunnel of approximately three kilometers will deliver water from the water tunnel and the new powerhouse to the Pantabangan Reservoir, providing additional water for irrigation and increasing the potential electrical generation at two downstream existing hydroelectric facilities of the National Power Corporation of the Philippines ("NPC").

     CE Casecnan Water and Energy Company, Inc., a Philippine corporation ("CE Casecnan") which is presently indirectly owned as to approximately 35% of its equity by the Company and approximately 35% indirectly owned by Peter Kiewit Sons' Inc., is developing the Casecnan Project under the terms of the Project Agreement between CE Casecnan and the National Irrigation Administration ("NIA"). Under the Project Agreement, CE Casecnan will develop, finance and construct the Casecnan Project over an estimated four-year construction period, and thereafter own and operate the Casecnan Project for 20 years (the "Cooperation Period"). During the Cooperation Period, NIA is obligated to accept all deliveries of water and energy, and so long as the Casecnan Project is physically capable of operating and delivering in accordance with agreed levels set forth in the Project Agreement, NIA will pay CE Casecnan a guaranteed fee for the delivery of water and a guaranteed fee for the delivery of electricity, regardless of the amount of water or electricity actually delivered. In addition, NIA will pay a fee for all electricity delivered in excess of a threshold amount up to a specified amount. NIA will sell the electric energy it purchases to NPC, although NIA's obligations to CE Casecnan under the Project Agreement are not dependent on NPC's purchase of the electricity from NIA. All fees to be paid by NIA to CE Casecnan are payable in U.S. dollars. The guaranteed fees for the delivery of water and energy are expected to provide approximately 70% of CE Casecnan's revenues.

     The Project Agreement provides for additional compensation to the CE Casecnan upon the occurrence of certain events, including increases in Philippine taxes and adverse changes in Philippine law. Upon the occurrence and during the continuance of certain force majeure events, including those associated with Philippines political action, NIA may be obligated to buy the Casecnan Project from CE Casecnan at a buy out price expected to be in excess of the aggregate principal amount of the outstanding CE Casecnan debt securities, together with accrued but unpaid interest. At the end of the Cooperation Period, the Casecnan Project will be transferred to NIA and NPC for no additional consideration on an "as is" basis.

     The Republic of the Philippines has provided a Performance Undertaking under which NIA's obligations under the Project Agreement are guaranteed by the full faith and credit of the Republic of the Philippines. The Project Agreement and the Performance Undertaking provide for the resolution of disputes by binding arbitration in Singapore under international arbitration rules.

     The Casecnan Project is being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. (formerly known as You One Engineering & Construction Co., Ltd., and herein referred to as "HECC"), both of which are South Korean corporations, pursuant to a fixed-price, date-certain, turnkey construction contract (the "Turnkey Construction Contract"). Hanbo Corporation and HECC (sometimes collectively referred to as the "Contractor") are under common ownership control. Hanbo Corporation is an international construction company. HECC, which recently emerged from a court-administered receivership, is a contractor with over 25 years experience in tunnel construction, using both the drill-and-blast and tunnel boring machine ("TBM") methods.

     The Contractor's obligations under the Turnkey Construction Contract are guaranteed by Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel"), a large South Korean steel company. In addition, the Contractor's obligations under the Turnkey Construction Contract are secured by an unconditional, irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. The total cost of the Casecnan Project, including development, construction, testing and startup, is estimated to be approximately $495 million.

     The Company was recently advised that Hanbo Corporation and Hanbo Steel had each filed to seek court receivership protection in Korea. At the present time, all of the construction work on the Casecnan Project is being performed by the second contractor which is party to the Turnkey Construction Contract, HECC. Although HECC, Hanbo Corporation and Hanbo Steel are under common ownership control, HECC has not filed for receivership protection and is believed to be solvent. However, no assurances can be given that HECC will not file for receivership due to the foregoing developments or that it will remain solvent and able to perform fully its obligations under the Turnkey Construction Contract.

     The work on the Casecnan Project, which commenced in 1995, is presently continuing on schedule and within the budget. CE Casecnan is presently reviewing its rights, obligations and potential remedies in respect of the recent developments regarding the co-Contractor and the guarantor and is presently unable to speculate as to the ultimate effect of such developments on CE Casecnan. However, CE Casecnan has recently received confirmation from HECC that it intends to fully perform its obligations under the Turnkey Construction Contract and complete the Casecnan Project on schedule and within the budget. Additionally, it has been reported that the South Korean government has informed the Philippine government that the South Korean government will take appropriate actions to support HECC's completion of the Casecnan Project.

     KFB has recently reconfirmed to CE Casecnan that it will honor its obligations under the Casecnan Project letter of credit and also has stated its support for the successful completion of the Casecnan Project. However, Moody's Investors Service has recently issued a warning for a possible ratings downgrade for Korea First Bank because of the possible impact of the Hanbo Steel receivership on the substantial loans KFB previously made to Hanbo Steel. In a related development, the South Korean government has recently announced that it would provide some funding to assist Hanbo Steel's creditor banks (including Korea First Bank) and its subcontractors.

     CE Casecnan financed a portion of the costs of the Casecnan Project through the issuance of $125,000,000 of its 11.45% Senior Secured Series A Notes due 2005 and $171,500,000 of its 11.95% Senior Secured Series B Notes due 2010 pursuant to an indenture dated November 27, 1995, as amended to date (the "Casecnan Indenture"). Although no default has occurred under the Casecnan Indenture as a result of the announced receivership of Hanbo Corporation, CE Casecnan will continue to closely monitor the Hanbo group and KFB developments and project construction status and develop appropriate contingency plans.

     If HECC were to materially fail to perform its obligations under the Turnkey Construction Contract and if KFB were to fail to honor its obligations under the Casecnan letter of credit, such actions could have a material adverse effect on the Casecnan Project and CE Casecnan. However, based on the information presently available to it, CE Casecnan does not presently expect that either such event will occur.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CALENERGY COMPANY, INC.

Dated:  February 25 1997           By:  /s/  Steven A. McArthur
                                   Steven A. McArthur
                                   Senior Vice President
                                   and General Counsel